Spire Global Achieves Financial Milestone; Provides Update on Revenue Recognition Review and Restatement

VIENNA, Va., November 4, 2024 — Spire Global, Inc. (NYSE: SPIR) (“Spire” or the “Company”) announces a milestone for new contract bookings in the third quarter and provides an update on the ongoing review of its accounting practices.

During the third quarter, the Company brought in $40.0 million of new contracts. This is the largest value of bookings the Company has received in a quarter.

Spire entered the third quarter of 2024 with a cash and marketable securities balance of $45.8 million and ended the quarter with a balance of $36.6 million. During the quarter, Spire made a $10.0 million payment toward the outstanding principal balance of the term loans under the financing agreement with Blue Torch Finance LLC (“Blue Torch”).

The Company has been making progress in its review of its accounting practices and procedures, which has focused on:

1.
revenue recognition related to certain Space Services contracts;
2.
the possible existence of embedded leases within certain Space Services contracts; and
3.
revenue recognition for certain research and development contracts.

As previously disclosed, the Company determined that its accounting practices and procedures with respect to revenue recognition related to certain Space Services contracts should be restated. Previously, the Company identified two performance obligations in these contracts: a pre-space performance obligation for asset design, manufacturing, and launch; and a second performance obligation related to data provision during the operation of the satellite. After re-evaluating the contractual terms, the Company concluded data provision is the only distinct performance obligation in these contracts. The Company will restate certain previously issued financial statements to remove certain previously recorded pre-space mission activity revenue from the period in which pre-space mission activities were performed under the contracts, and instead, record that revenue over the period in which data is delivered, which begins on the commissioning of a satellite and ends at the termination of a contract or the decommissioning of the satellite, whichever occurs first.

The Company has concluded that most of its satellites do not qualify for embedded lease treatment. The Company’s satellites are multi-purpose, and due to the nature of their design, customers do not have the right to substantially all of the economic benefit produced by the satellites.

Separately, the Company recently initiated a review of certain research and development contracts, including technology development contracts that are funded or co-funded by government agencies like NASA and the European Space Agency. The agencies receive a license, and pay the Company a license fee, to use the intellectual property (IP) developed through these contracts and as such, these contracts are classified as revenue. However, the Company concluded that its previous revenue recognition practice under these contracts, which recognized revenue upon the completion of each contractual milestone in the amount prescribed in the contract for that milestone, was not appropriate as the achievement of a milestone was not a good representation of the pattern of control transfer for the related IP. The Company concluded that the pattern of control transfer for the IP occurs over time as the Company performs its research and development activities. The Company will revise its revenue recognition practice for these prior contracts to use a percentage-of-completion methodology to more accurately measure the pattern of control transfer and for revenue recognition. The percentage-of-completion measurement methodology will generally result in earlier revenue recognition as the Company’s performance precedes the related milestone. In its previously filed financial statements, the Company classified the costs associated with its research and development contracts as part of “research and development” within operating expenses on its Consolidated Statements of Operations. The Company will reclassify the entire costs associated with its research and development contracts from “research and development” to “cost of revenue” within gross profit.

The Company is in the process of quantifying the amount of the corrections to revenue recognition and classification of related costs for the changes in its accounting policies, which will be included in the restatements of the same previously issued financial statements affected by the change in revenue recognition of the Space Services contracts described above. There will be no cash impact as a result of the adjustments.

The most recent amendment of the Company’s financing agreement with Blue Torch required that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 be filed by October 31, 2024. The Company was unable to timely file the report with the SEC by October 31, 2024, as a result of its review of its accounting practices not yet being complete. The Company is in active dialog with Blue Torch regarding potential waivers and/or amendments to the financing agreement.

The Company also will not be able to file timely its Quarterly Report on Form 10-Q for the period ended September 30, 2024, and as a result, has filed a Form 12b-25 with the SEC. The Company is working to complete the review of its accounting practices as soon as practical. The Company expects to file restated prior period financial statements, its second quarter Form 10-Q, and its third quarter Form 10-Q within the previously disclosed six-month cure period provided by the New York Stock Exchange, which will end on February 19, 2025. The Company plans to hold a call to discuss the results of its third quarter of 2024 after financial statements are filed.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s anticipated financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,”

“contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about recent contracts entered into by the Company, including the ability to complete the services and realize the anticipated value under such agreements; the preparation of the Company’s condensed consolidated financial statements as of June 30, 2024 and September 30, 2024, and for the three and six months ended June 30, 2024 and the three and nine months ended September 30, 2024; the annual and interim periods affected by the matters discussed above and subject to restatement; the cause of the delay in preparing and filing the late Form 10-Qs; the timing to restate the Company’s financial statements and to file the late Form 10-Qs; the potential scope and impact of the issues discussed above, which are estimates as of the date hereof; the Company’s compliance with the covenants in the Blue Torch financing agreement; and the ongoing discussions between the Company and Blue Torch regarding the financing agreement, including the possibility of obtaining waivers and/or amendments to the financing agreement and the terms of any such waivers or agreements.

The Company cautions you that the foregoing list may not contain all of the forward-looking statements made in this press release. You should not rely upon forward-looking statements as predictions of future events. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the performance of Spire and its partners under the contracts discussed above, the timing and nature of the resolution of the issues discussed in this press release, any further delay in the filing of required periodic reports, the timing and results of the Company's review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures, whether a restatement of financial results will be required for other accounting issues and adverse effects on the Company related to the disclosures made in this press release. For other risk factors affecting the Company, see “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The Company cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this press release relate only to expectations as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements.

Contacts

For Media:

Kristina Spychalski

Head of Communications

Kristina.Spychalski@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com